UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4365 Executive Dr., Suite 200 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-8130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective as of February 7, 2014, upon the recommendation of the nominating and corporate governance committee, and pursuant to the bylaws of Conatus Pharmaceuticals Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Preston S. Klassen, M.D., M.H.S. and Daniel L. Kisner, M.D. to the Board. Dr. Klassen was appointed as a Class I director, with an initial term expiring at the 2014 annual meeting of stockholders of the Company, and was named to serve on the Board’s nominating and corporate governance committee. Dr. Kisner was appointed as a Class II director, with an initial term expiring at the 2015 annual meeting of stockholders of the Company, and was named to serve on the Board’s compensation committee.

Drs. Klassen and Kisner will participate in the Company’s non-employee director compensation program and each will receive an annual retainer of $35,000 for his service on the Board. Dr. Klassen will receive an additional annual retainer of $3,500 as a member of the nominating and corporate governance committee, and Dr. Kisner will receive an additional annual retainer of $6,000 as a member of the compensation committee. Upon joining the Board, Drs. Klassen and Kisner were each granted an option to purchase 30,000 shares of common stock of the Company with an exercise price per share of $9.45, which is equal to the fair market value of the common stock on the date of grant, which will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. In addition, on the date of each annual meeting of stockholders of the Company, Drs. Klassen and Kisner will each receive an option to purchase 15,000 shares of common stock of the Company, provided that such director has been serving on the Board for at least six months prior to such meeting and will continue to serve on the Board immediately following such meeting, which options will vest and become exercisable on the first anniversary of the date of grant. The non-employee director compensation program is described in further detail in, and was filed as Exhibit 10.12 to, the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 14, 2013 (the “Registration Statement”). Drs. Klassen and Kisner will each enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.8 to the Registration Statement.

There are no arrangements or understandings between Dr. Klassen or Dr. Kisner and any other persons pursuant to which either of them was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Dr. Klassen or Dr. Kisner and the Company. The Board has determined that Drs. Klassen and Kisner meet the applicable independence requirements of The NASDAQ Stock Market LLC.

Salaries and Bonuses of Named Executive Officers

On February 7, 2014, the Compensation Committee of the Board established the base salaries to be paid to the executive officers listed below (the “Named Executive Officers”), effective January 1, 2014, set target cash bonuses for the 2014 fiscal year for each of the Named Executive Officers and approved cash bonus payments for the 2013 fiscal year to be paid to each of the Named Executive Officers.

The new base salaries, 2014 target cash bonus payments and 2013 actual cash bonus payments are as follows:

Name	Title	2014 Base Salary	2014 Target Cash Bonus	2013 Actual Cash Bonus
Steven J. Mento, Ph.D.	President and Chief Executive Officer	$460,000	$230,000	$209,736
Gary C. Burgess, M.B., Ch.B. M.Med.	Senior Vice President, Clinical Research and Chief Medical Officer	$308,421	$107,947	$105,315
Alfred P. Spada, Ph.D.	Senior Vice President, R&D and Chief Scientific Officer	$325,579	$113,953	$99,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary